Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

PLURALSIGHT, INC.

at

$22.50 Net Per Share of Class A Common Stock

$0.0001 Net Per Share of Class B Common Stock

$0.0001 Net Per Share of Class C Common Stock

Pursuant to the Offer to Purchase dated March 9, 2021

by

Lake Merger Sub I, Inc.

a wholly owned subsidiary of

Lake Holdings, LP,

an affiliate of

VISTA EQUITY PARTNERS FUND VII, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE

AFTER 11:59 P.M., NEW YORK CITY TIME, ON APRIL 5, 2021

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

March 9, 2021

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated March 9, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Lake Merger Sub I, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Lake Holdings, LP, a Delaware limited partnership (“Parent I”), to purchase all of the outstanding shares of Class A common stock, par value $0.0001 per share (the “Company Common Stock”), Class B common stock, par value $0.0001 per share (the “Company Class B Stock”), and Class C common stock, par value $0.0001 per share (the “Company Class C Stock” and together with the Company Common Stock and the Company Class B Stock, the “Shares”), of Pluralsight, Inc., a Delaware corporation (“Pluralsight”), at a price of (i) $22.50 per share of Company Common Stock, (ii) $0.0001 per share of Company Class B Stock, and (iii) $0.0001 per share of Company Class C Stock, in each case, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

Also enclosed is Pluralsight’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The offer price for the Offer is

•	$22.50 per share of Company Common Stock, net to the seller in cash, without interest;

•	$0.0001 per share of Company Class B Stock, net to the seller in cash, without interest; and

•	$0.0001 per share of Company Class C Stock, net to the seller in cash, without interest.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made in connection with the Amended and Restated Agreement and Plan of Merger, dated as of March 9, 2021 (together with any amendments or supplements thereto, the “Merger Agreement”), by and among Parent I, Lake Guarantor, LLC, a Delaware limited liability company (“Parent II”), Purchaser, Lake Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent II (“Merger Sub II”), Pluralsight and Pluralsight Holdings, LLC, a Delaware limited liability company and subsidiary of Pluralsight (“Holdings”), pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, without a vote of the stockholders of Pluralsight in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”) Purchaser will be merged with and into Pluralsight, and Pluralsight will be the surviving corporation (the “Company Merger”), and Merger Sub II will be merged with an into Holdings, and Holdings will be the surviving entity (the “Holdings Merger” and together with the Company Merger, the “Mergers”).

4.

The board of directors of Pluralsight has (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Mergers, are in the best interests of Pluralsight and its stockholders; (ii) authorized, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; (iii) agreed that the Merger will be effected under Section 251(h) of the DGCL; and (iv) recommended that Pluralsight’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5.	The Offer and withdrawal rights will expire at one minute after 11:59 p.m., New York City time, on April 5, 2021, unless the Offer is extended by Purchaser.

6.	The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

7.	Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction, and Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In those jurisdictions where applicable laws require that the Offer be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

PLURALSIGHT, INC.

at

$22.50 Net Per Share of Class A Common Stock

$0.0001 Net Per Share of Class B Common Stock

$0.0001 Net Per Share of Class C Common Stock

Pursuant to the Offer to Purchase dated March 9, 2021

by

Lake Merger Sub I, Inc.

a wholly owned subsidiary of

Lake Holdings, LP,

an affiliate of

VISTA EQUITY PARTNERS FUND VII, L.P.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 9, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Lake Merger Sub I, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Lake Holdings, LP, a Delaware limited liability company, to purchase all of the outstanding shares of purchase all of the outstanding shares of Class A common stock, par value $0.0001 per share (the “Company Common Stock”), Class B common stock, par value $0.0001 per share (the “Company Class B Stock”), and Class C common stock, par value $0.0001 per share (the “Company Class C Stock” and together with the Company Common Stock and the Company Class B Stock, the “Shares”), of Pluralsight, Inc., a Delaware corporation (“Pluralsight”), at a price of (i) $22.50 per share of Company Common Stock, (ii) $0.0001 per share of Company Class B Stock, and (iii) $0.0001 per share of Company Class C Stock, in each case, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Co., LLC (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                      shares of Company Common Stock,

                     shares of Company Class B Stock, and                      shares of Company Class C Stock.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:	, 2021

(Signature(s))

(Please Print Name(s))

Address

Include Zip Code
Area Code and Telephone No.

Taxpayer Identification or Social Security No.